ADMINISTRATION, ACCOUNTING SERVICES,
               TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

      AGREEMENT dated as of September 23, 2005 between MMA Praxis Mutual Funds (the "Trust"), a Delaware business trust, and Integrated Fund Services, Inc. ("Integrated"), an Ohio corporation.

      WHEREAS, the Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, shares of beneficial interest in the Trust are divided into separate series (each, along with any series which may in the future be established, a "Fund," collectively, the "Funds"); and

      WHEREAS, the Trust wishes to employ Integrated to serve as its administrative, accounting services and transfer, shareholder servicing and dividend disbursing agent on behalf of the Funds; and

      WHEREAS, Integrated wishes to provide such services to the Funds under the conditions set forth below;

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the Trust and Integrated agree as follows:

      1. APPOINTMENT.

            The Trust hereby appoints and employs Integrated as agent to perform those services described in this Agreement for the Funds. Integrated shall act under such appointment and perform the obligations thereof in accordance with the Trust's current registration statement and as required by applicable state and federal laws and regulations upon the terms and conditions hereinafter set forth. The appointment shall begin at a time mutually agreed upon by the parties.

      2. DOCUMENTATION.

            The Trust will furnish from time to time the following documents:

            A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of the shares of the Funds;

            B. Each registration statement filed with the Securities and Exchange Commission (the "SEC") on behalf of the Trust and amendments thereof;

            C. A certified copy of the Agreement and Declaration of Trust and the Bylaws of the Trust and each amendment thereto;

            D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to Integrated;

            E. Copies of all agreements with service providers on behalf of the Funds, including advisory agreements, sub-advisory agreements, underwriting and dealer agreements and custody agreements in effect;

            F. Copies of all policies and procedures adopted by the Board of Trustees, including the Trust's Compliance Program adopted pursuant to Rule 38a-1 under the 1940 Act (the "Compliance Program);

            G. Copies of any or all deficiency letters or other correspondence resulting from examinations, audits or reviews conducted by the SEC, the National Association of Securities Dealers ("NASD") or any other administrative or regulatory body, whether governmental or private since the inception of the Trust;

            H. A listing of all jurisdictions in which each Fund (and class thereof) is lawfully available for sale as of the date of this Agreement and in which the Trust desires Integrated to effect a blue sky filing;

            I. All Notices of and Proxy materials related to any Annual or Special Meetings of Shareholders of the Trust, including any that proposed the merger, reorganization or liquidation of a Fund;

            J. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Funds and for which Integrated is to act as plan agent;

            K. Such other certificates, documents or opinions that Integrated may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and

            L. A copy of the Trust's written Anti-Money Laundering Program (the "AML Program"), including any related Policies and Procedures, for Integrated's use in fulfilling its duties under Addendum 1.

            M. The Trust shall furnish Integrated with written copies of any amendments to, or changes in, any of the items referred to in this Paragraph 2 forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Trust's Prospectuses or Statement of Additional Information, the AML Program or the Compliance Program, which might have the effect of changing the procedures employed by Integrated in providing the services agreed to hereunder or which amendment might affect the duties of Integrated hereunder unless the Trust first obtains Integrated's approval that it is reasonably able to implement such amendments or changes, which approval shall not be withheld unreasonably.


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

ADMINISTRATION

      3. TRUST ADMINISTRATION AND BLUE SKY SERVICES.

            Subject to the direction and control of the Board of Trustees of the Trust, Integrated shall perform the administration and blue sky services to the Trust detailed in Schedule A. Integrated shall perform such other administrative and blue sky services for the Trust and each of the Funds that are mutually agreed upon by the parties from time to time, for which the Trust will pay Integrated the amounts agreed upon between them.

            The Trust hereby grants Integrated, and Integrated hereby accepts, a limited power of attorney on behalf of the Trust and each of the Funds to execute all blue sky filings and other related documents necessary to effect such blue sky services. Integrated will remit to the respective jurisdictions the requisite blue sky filing fees for the shares of the relevant Fund(s) (or classes thereof); provided however, that the Trust timely provides Integrated in advance of such filings with (i) the requisite number of copies of each document (i.e., definitive prospectuses) requested by Integrated (to the extent such documents are required to effect the relevant filing) and (ii) filing fees. The Trust will, from time to time as specifically agreed between the parties, facilitate a wire transfer of funds to Integrated for the payment of the aforementioned filing fees promptly upon request by Integrated. Integrated will request the funds necessary for the payment of the filing fees in advance of the date the fees become due.

            Subject to the conditions discussed below, and only so long as (1) an employee of Integrated or one of its affiliates serves as the Trust's Chief Compliance Officer pursuant to Rule 38a-1 under the 1940 Act, and (2) the principal executive officer of the Trust is not an employee of Integrated, Integrated will make an Integrated employee available to serve as the Trust's principal financial officer for the purpose of certifying the Trust's Form N-CSR ("PFO"). The Trust will make the appropriate individuals, documentation, information and resources available as reasonably required for Integrated to perform this service. In addition, the Trust will cause its service providers to make the appropriate individuals, documentation, information and resources available as reasonably required by Integrated. The Trust agrees that it will provide, and it will cause its service providers, including its investment advisers and sub-advisers, to provide such certifications as are reasonably required by the PFO to certify each filing of the Trust's Form N-CSR. The Trust agrees that successful completion of this service will require the active participation and timely response by each Fund and its service providers to requests of Integrated. The Trust further agrees that it will be responsible for, and will support and facilitate the role of the PFO in, (1) the design and maintenance of the Trust's disclosure controls and procedures and internal control over financial reporting (as defined in Rule 30a-3 of the 1940 Act), and
(2) evaluating the effectiveness of the Trust's disclosure controls and procedures under the supervision of the PFO within any required timeframe.

ACCOUNTING

      4. ACCOUNTING SERVICES.

            Subject to the direction and control of the Board of Trustees of the Trust, Integrated shall perform the accounting services to the Trust detailed in Sections 5 and 6 and in Schedule B to this Agreement. Integrated shall also perform such other accounting services for the Trust and each of the Funds that are mutually agreed upon by the parties from time to time, for which the Trust will pay Integrated the amounts agreed upon between them.


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

      5. CALCULATION OF NET ASSET VALUE.

            Subject to the direction and control of the Board of Trustees of the Trust, Integrated will calculate the net asset value of each of the Funds and the per share net asset value of each of the Funds, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Integrated will maintain and keep current the general ledger for the Funds, recording all income and expenses, capital share activity and security transactions of the Funds. Integrated will prepare and maintain a daily valuation of all securities and other assets of the Funds in accordance with instructions from a designated officer of the Trust and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Funds, Integrated may contract with, and rely upon market quotations provided by, outside services.

      6. PAYMENT OF TRUST EXPENSES.

            Integrated shall process each request received from the Trust or its authorized agents for payment of the Funds' expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Integrated shall prepare payments in the appropriate amounts which shall be approved by an authorized officer of Integrated and remitted to the appropriate party.

TRANSFER AGENCY AND SHAREHOLDER SERVICING

            Subject to the direction and control of the Board of Trustees of the Trust, Integrated shall perform the transfer agency and shareholder services to the Trust detailed in Schedule C. Integrated shall perform for the Trust and each of the Funds such other services that are mutually agreed upon by the parties from time to time, for which the Trust will pay Integrated the amounts agreed upon between them.

      7. BANK ACCOUNTS.

            Integrated is hereby granted such power and authority as may be necessary to establish one or more bank accounts for the Trust with such bank or banks as are acceptable to the Trust, as may be necessary or appropriate from time to time in connection with the transfer agency services to be performed hereunder. The Trust shall be deemed to be the customer of such bank or banks for purposes of such accounts. To the extent that the performance of such services hereunder shall require Integrated to disburse amounts from such accounts in payment of dividends, redemption proceeds or for other purposes hereunder, the Trust shall provide such bank or banks with all instructions and authorizations necessary for Integrated to effect such disbursements.

      8. RECORDKEEPING AND OTHER INFORMATION.

            Prior to the commencement of Integrated's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to Integrated (i) an accurate, certified list of shareholders of each Fund, showing each shareholder's address of record, number of shares owned and whether such shares are represented by outstanding share certificates and (ii) all shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Integrated under this Agreement including, without limitation, special instructions regarding withholding, dividend options and householding (collectively referred to as the "Materials"). The Trust shall, on behalf of each applicable Fund or class, indemnify and hold Integrated, its directors, officers, employees, control persons and affiliates of Integrated, harmless from and against any and all losses, damages, claims, suits, actions, demands, costs, charges, fees, payments, expenses and liabilities, including reasonable legal fees, of any and every nature, arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust's possession or control, that the Trust is reasonably able to provide, needed by Integrated to perform the services described in this Agreement.


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

      9. ANTI-MONEY LAUNDERING

            A. The Trust acknowledges that it is a financial institution subject to the law entitled United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("USA Patriot") Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts") and shall comply with the AML Acts and applicable regulations adopted thereunder (collectively, the "Applicable AML Laws") in all relevant respects, subject to the delegation of certain responsibilities to Integrated as provided in the next sub-paragraph below.

            B. The Trust hereby delegates to Integrated the performance, on behalf of the Trust, of the anti-money laundering services set forth in the Anti-Money Laundering Program Service Addendum (the "AML Services") with respect to the shareholder accounts maintained by Integrated pursuant to this Agreement. Integrated agrees to the foregoing delegation and agrees to perform such services in accordance with the Trust's AML Program. In connection therewith, Integrated agrees to maintain policies and procedures, and related internal controls, that are consistent with the Trust's AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the Applicable AML Laws, including the requirement to have policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the Bank Secrecy Act. Integrated's obligations under this delegation shall be subject to Paragraph 2.L. and 2.M., which require that the AML Program and any material amendments thereto be submitted to Integrated for its review and consent that it is reasonably able to implement the amendment.

            C. The Trust agrees and acknowledges that, notwithstanding the delegation provided for in the foregoing paragraph, the Trust maintains full responsibility for ensuring that its AML Program is, and shall continue to be, reasonably designed to ensure compliance with the Applicable AML Laws, in light of the Trust's particular business, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

            D. In connection with the foregoing delegation, the Trust also acknowledges that the performance of the AML Services involves the exercise of discretion which in some circumstances may result in consequences to the Trust and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholder accounts). In this regard, (i) under circumstances in which the AML Program authorizes the taking of certain actions, Integrated is granted the discretion, in accordance with its standard of care hereunder, to take any such action as may be authorized under the AML Program, and consultation with the Trust shall not be required in connection therewith unless specifically required under the AML Program, and (ii) the Trust instructs Integrated that it may avail the Trust of any safe harbor from civil liability that may be available under Applicable AML Laws for making a disclosure or filing a report thereunder.


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

            E. As concerns Networking Level III accounts and omnibus accounts, the AML Services performed by Integrated are subject to a more limited scope, as contemplated under the release concerning the interim final rule of the Department of the Treasury, 31 CFR 103, effective April 24, 2002 (the "Interim Final Rule") and the performance by the Trust of the risk-based evaluation of entities holding such accounts, as contemplated under the release pertaining to the Interim Final Rule. The foregoing reference to the Interim Final Rule shall be deemed to include laws and regulations adopted subsequent to the Interim Final Rule, if and to the extent consistent therewith.

GENERAL

      10. RECORD RETENTION AND RETURN

            A. Integrated shall create, keep and maintain on behalf of the Trust all books and records which the Trust is, or may be, required to keep and maintain by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, and by the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), pertaining to the various functions performed by Integrated and not otherwise created and maintained by another party pursuant to contract with the Trust. Where applicable, such records shall be maintained by Integrated for the periods and in the places required by Rules 31a-1 and 31a-2 under the 1940 Act and by the Code. The retention of such records and other data created and maintained pursuant to this Agreement shall be at the expense of the Trust. All such records shall be the property of the Trust at all times and shall be available during regular business hours for reasonable audit and inspection by the Trust or its agents, or any regulatory agency having authority over the Trust.

            B. In the case of the merger of the Trust, or a Fund, into or the consolidation of the Trust, or a Fund, with another investment company, the sale by the Trust, or a Fund, of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust, or a Fund, and distribution of its assets, or any similar transaction or any other form of business transaction involving the Trust or a Fund, Integrated shall promptly cease to retain and turn over to the Trust, or any investment company which is a successor to the Trust or any Fund, and the Trust's files, records and documents created and maintained by Integrated pursuant to this Agreement.

      11. DATA ACCESS AND PROPRIETARY INFORMATION.

            The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by Integrated as part of the Trust's ability to access certain Trust-related data maintained by Integrated on data bases under the control and ownership of Integrated or another third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Integrated or another third party. The Trust agrees to treat all Proprietary Information as proprietary to Integrated and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.


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

      12. COOPERATION WITH ACCOUNTANTS.

            Integrated shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust. In addition, Integrated shall provide accounting and other special reports, as discussed in Section 13 of this Agreement, in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies.

      13. SPECIAL SERVICES AND REPORTS AND EXCEPTION PROCESSING.

            A. Integrated may provide special services and reports with respect to the Trust, subject to an additional charge as detailed in Schedule D, or such other services and reports as may be reasonably requested by the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

            B. Integrated may provide exception processing upon the request of the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties. Exception processing includes, but is not limited to, processing which:

                  (i) requires Integrated to use methods and procedures other than those usually employed by Integrated to perform its obligations under this Agreement;

                  (ii) involves the provision of information to Integrated after the commencement of the nightly processing cycle of Integrated's transfer agency, administration and/or fund accounting processing system; or

                  (iii) requires more manual intervention by Integrated, either in the entry of data or in the modification or amendment of reports generated by Integrated's transfer agency, administration and/or fund accounting processing system than is usually required.

            C. Instructions / Certain Procedures, etc.

            Integrated shall be protected in acting upon any document that it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Integrated will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of actual notice thereof from the Trust.

            Whenever Integrated is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, Integrated shall be entitled to rely upon any certificate, letter or other instrument or communication (including electronic mail), reasonably believed by Integrated to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Board or by the shareholder or shareholder's agent, as the case may be.


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

            As to the services to be provided hereunder, Integrated may rely conclusively upon the terms of the relevant then current Prospectus and Statement of Additional Information of the Trust to the extent that such services are described therein unless Integrated receives written instructions to the contrary in a timely manner from the Trust.

            The parties hereto may amend any procedures adopted, approved or set forth herein by written agreement as may be appropriate or practical under the circumstances, and Integrated may conclusively assume that any special procedure which has been approved by an executive officer of the Trust (other than an officer or employee of Integrated) does not conflict with or violate any requirements of the Trust's Declaration of Trust, By-Laws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

            The Trust acknowledges receipt of a copy of Integrated's policy related to the acceptance of trades for prior day processing (the "Integrated As-of Trading Policy"). Integrated may amend the Integrated As-of Trading Policy from time to time in its sole discretion. A copy of any such amendments shall be delivered to the Trust upon request. Integrated may apply the Integrated As-of Trading Policy whenever applicable, unless Integrated agrees in writing to process trades according to such other as-of trading policy as may be adopted by the Trust and furnished to Integrated by the Trust.

            The Trust acknowledges and agrees that deviations from Integrated's written transfer agent operational and compliance procedures may involve a substantial risk of loss. In the event an authorized representative of the Trust requests that an exception be made from any written compliance, transfer agency, administration, fund accounting or any other procedures adopted by Integrated, or any requirements of the AML Program or the Compliance Program, Integrated may in its sole discretion determine whether to permit such exception. In the event Integrated determines to permit such exception, the same shall become effective when set forth in a written instrument executed by an authorized representative of the Trust (other than an employee of Integrated) and delivered to Integrated (an "Exception"); provided that an Exception concerning the requirements of the Trust's AML Program shall be authorized by the Trust's anti-money laundering compliance officer (the "AML Compliance Officer") and an Exception concerning the requirements of the Trust's Compliance Program shall be authorized by the Trust's Chief Compliance Officer. An Exception shall be deemed to remain effective until the relevant instrument expires according to its terms (or if no expiration date is stated, until Integrated receives written notice from the Trust that such instrument has been terminated and the Exception is no longer in effect). Notwithstanding any provision in this Agreement that expressly or by implication provides to the contrary, as long as Integrated acts in good faith, and without any willful misfeasance, bad faith or negligence, Integrated shall have no liability for any loss, liability, expenses or damages to the Trust resulting from the Exception, and the Trust shall indemnify Integrated and hold Integrated harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages resulting to Integrated there from.

      14. SUBCONTRACTING.

            Integrated may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Integrated shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Integrated shall be responsible for all acts of such subcontractor as if such acts were its own.


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

      15. COMPENSATION.

            For performing its services under this Agreement, the Trust shall pay Integrated a monthly fee with respect to each Fund in accordance with Schedule E attached hereto.

      16. EXPENSES.

            A. Integrated shall furnish, at its expense and without cost to the Trust, the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and the use of its data processing equipment. All costs and expenses not expressly assumed by Integrated under this Paragraph shall be paid by the Trust. A list of typical Trust expenses is set forth in Schedule F; this list is not all inclusive.

            B. The Trust authorizes Integrated to receive payment of fees due to Integrated or to be reimbursed for Fund expenses Integrated pays on behalf of the Fund directly from the Fund. Integrated will provide the Trust with documentation detailing such fees or expenses within a reasonable time prior to and corresponding to the payment of the corresponding fees or expenses. However, Trust approval shall not be required in advance of such payments. In the event of a dispute arising from the payment of fees or expenses and upon mutual agreement by the Trust and Integrated as to the appropriate resolution of the dispute, the Trust and/or Integrated shall make the necessary reimbursements to the Fund.

      17. REFERENCES TO INTEGRATED OR THE TRUST.

            A. Neither the Trust nor its agents shall circulate any printed matter which contains any reference to Integrated without the prior written approval of Integrated, excepting solely such printed matter as merely identifies Integrated as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

            B. Integrated shall not circulate any printed matter that contains any reference to the Trust without the prior written approval of the Trust, excepting solely such printed matter as merely identifies the Trust as a client of Integrated. Integrated will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust and its counsel prior to any deadline for printing.

      18. INDEMNIFICATION OF INTEGRATED.

            A. Integrated may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor any director, officer, employee, or control person of Integrated, or affiliates of Integrated (the "Indemnified Parties") shall be subject to any liability for, or any and all losses, damages, claims, suits, actions, demands, or expenses, including reasonable legal fees, of any and every nature, incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the duties of Integrated under this Agreement. The Indemnified Parties may apply to the Trust at any time for instructions and may, at their own expense, consult counsel for the Trust, or their own counsel, and with accountants and other experts with respect to any matter arising in connection with Integrated's duties hereunder, and the Indemnified Parties shall not be liable or accountable for any action taken or omitted by them in good faith in accordance with such instruction or advice, or with the opinion of such counsel, accountants, or other experts. Integrated shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof has been received by Integrated from the Trust.


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

            B. Any person, even though also a director, officer, employee, shareholder or agent of Integrated, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Integrated or any of its affiliates, even though paid by one of these entities.

            C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Indemnified Parties from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities including reasonable legal fees, of any and every nature which the Indemnified Parties may sustain or incur or which may be asserted against the Indemnified Parties by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust; (ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed; or (iii) any action taken or omitted to be taken by Integrated in connection with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates. However, indemnification under this subparagraph shall not apply to actions or omissions of the Indemnified Parties in cases of its or their own willful misfeasance, bad faith, negligence or reckless disregard of its or their own duties hereunder. The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld, as long as the Trust is conducting a good faith and diligent defense. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, or if such good faith and diligent defense is not being or ceases to be conducted by the Trust, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.


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

            D. If an Integrated employee serves as the Trust's PFO, as long as such PFO acts in good faith and in a manner reasonably believed to be in the best interests of the Trust (and so long as such PFO would not otherwise be liable to the Trust by reason of willful misfeasance, bad faith, negligence or reckless disregard of his or her own duties hereunder), the Trust shall indemnify and hold harmless the PFO and the Indemnified Parties from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities including reasonable legal fees, of any and every nature which the PFO or the Indemnified Parties may sustain or incur or which may be asserted against the PFO or Indemnified Parties by any person by reason of, or as a result of serving as the Trust's PFO.

            D. Notwithstanding anything to the contrary in this Agreement, in no event shall Integrated be liable to the Trust or any third party for any special, consequential, punitive or incidental damages, or any other damages not measured by the prevailing party's actual damages, even if advised of the possibility of such damages.

            E. The foregoing rights shall be in addition to any other rights to which the Indemnified Parties may be entitled as a matter of law.

            F. The Trust agrees that it will provide reasonable professional liability insurance coverage, as mutually agreed upon by the parties, to the PFO and other officers provided by Integrated pursuant to this Agreement, with respect to the services and activities provided to the Trust by such officers. The Trust further agrees to furnish details of such coverage to Integrated upon its request, including a copy of the policy, the identity of the carrier, coverage levels and deductible amounts. The Trust will notify Integrated of any modification, reduction or cancellation of such coverage or of any material claims made against such coverage.

            G. Integrated shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, Integrated shall provide evidence that coverage is in place. Integrated shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. Integrated shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust should the total outstanding claims made by Integrated under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

      19. TERMINATION

            A. The provisions of this Agreement shall be effective on the date first above written, shall remain in full force and effect for two years ("Initial Term") from that date and shall continue in force for one year thereafter ("Renewal Term"), but only so long as such continuance is approved
(1) by Integrated, (2) by the Trust, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

            B. Any party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term by giving the other parties at least one hundred twenty (120) days' prior written notice of such termination specifying the date fixed therefore. In the event this Agreement is terminated by the Trust prior to the end of the Initial Term or any subsequent Renewal Term, the Trust shall make a one-time cash payment to Integrated in consideration of services provided under this Agreement, and not as a penalty, equal to the remaining balance of the fees payable to Integrated under this Agreement through the end of the Initial Term or Renewal Term, as applicable. In the event this Agreement is terminated by Integrated prior to the end of the Initial Term or any subsequent Renewal Term, the Trust shall not be obligated to pay to Integrated the remaining balance of the fees payable to Integrated under this Agreement through the end of the Initial Term or Renewal Term, as applicable. The Trust shall reimburse Integrated for any out-of-pocket expenses and disbursements ("out-of-pocket expenses") reasonably incurred by Integrated in connection with the services provided under this Agreement within 30 days of notification to the Trust of such out-of-pocket expenses regardless of whether such out-of-pocket expenses were incurred before or after the termination of this Agreement.

            Notwithstanding the foregoing, following any such termination, in the event that Integrated in fact continues to perform any one or more of the services contemplated by this Agreement with the consent of the Trust, the provisions of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect. Such continuation of performance by Integrated shall not constitute a waiver of any of rights or remedies offered Integrated under this Agreement or otherwise. Fees and out-of-pocket expenses incurred by Integrated but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination.

            C. If a party materially fails to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to another party or parties, such other party or parties (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, which such notice shall set forth with sufficient detail the nature of the breach. The Defaulting Party shall have ninety (90) days from its receipt of notice to cure the breach. If such material breach shall not have been remedied to commercially reasonable operating standards, the Non-Defaulting Party may terminate this Agreement by giving sixty (60) days written notice of such termination to the Defaulting Party. If Integrated is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any rights or remedies with respect to services it performed prior to such termination, or the right of Integrated to receive such compensation as may be due as of the date of termination or to be reimbursed for all reasonable out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against a Defaulting Party.

            D. Upon delivery of such notice of termination to the Trust or Integrated, the Trust may, in its sole discretion, elect to extend the term of this Agreement for a period of three (3) months (the "Transition Period") following the date of termination specified in such notice in order to provide sufficient time for the Trust to transition to another service provider; provided, however, that the date of the conversion of services, data and books and records to the new service provider during the Transition Period is subject to the approval of Integrated, which approval will not be unreasonably withheld. During such Transition Period, the terms of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect.

            E. Unless this Agreement has been terminated in accordance with this Section, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust or any Fund as a result of reorganization, recapitalization or change of domicile.

            F. Integrated will be entitled to collect from the Trust all reasonable and customary expenses incurred in conjunction with termination of this Agreement ("Termination Expenses"), including but not limited to reasonable out-of-pocket expenses, employee time, system fees and fees charged by third parties with whom Integrated has contracted. An estimate of such Termination Expenses shall be adequately documented by Integrated and submitted to the Trust in advance. In addition, the Trust will only reimburse Integrated for Termination Expenses in the amount of the costs actually incurred by Integrated.

            G. In the event that in connection with the termination of this Agreement a successor to any of Integrated's duties or responsibilities under this Agreement is designated by the Trust by written notice to Integrated, Integrated shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Integrated under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Integrated's cognizant personnel in the establishment of books, records and other data by such successor.

      20. SERVICES FOR OTHERS.

            Nothing in this Agreement shall prevent Integrated or any affiliated person (as defined in the 1940 Act) of Integrated from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

      21. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

            A. The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Trust which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Integrated, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

            B. Regulatory Requirements and Changes. Integrated will use commercially reasonable efforts to develop and implement changes to the recordkeeping systems it uses so that the data processing services provided under this Agreement continue to comply with applicable regulations and rules of regulatory authorities. With respect to each change in the recordkeeping systems necessitated by regulatory matters, excluding routine, annual regulatory maintenance changes applying to existing regulatory matters (e.g., including, but not limited to, tax position forms or magnetic tape/filing changes), the Trust will pay its proportionate share of Integrated's direct vendor costs based upon the ratio of the number of the Trust's shareholder accounts then serviced by Integrated, to the total number of shareholder accounts then serviced by Integrated for all of its clients affected by the change. "Each change" as stated previously, is defined as those modification(s) necessary to comply with regulatory requirements or changes (for example, all modifications required to support Rule 22c-2 under the 1940 Act, or changes to IRS 1099-B Reporting, Anti-Money Laundering, NSCC Processing/Interface changes, etc.).

      22. LIMITATION OF LIABILITY.

            A. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

            B. Standard of Care; Uncontrollable Events; Limitation of Liability. Integrated shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by Integrated in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of Integrated shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Integrated hereunder.

            Integrated shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. In the event of equipment failures beyond Integrated's reasonable control, Integrated shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. Integrated shall enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. Upon the Trust's reasonable request, Integrated shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, Integrated assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond Integrated's reasonable control include, without limitation, force majeure (as defined in Section 30 of this Agreement) events. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, Integrated shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

            Integrated shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent public accountants on the internal controls and procedures of Integrated relating to the services provided by Integrated under this Agreement.

            C. Representations and Warranties of the Trust

      The Trust represents and warrants to Integrated that:

                  (i) It is a Trust validly existing under the laws of the jurisdiction of its formation, and has full capacity and authority to enter into this agreement and to carry out its obligations hereunder;

                  (ii) It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

                  (iii) It has been in, and shall continue to be in compliance in all material respects with all laws and regulations applicable to its business and operations as they relate to this Agreement and that it is not aware of any investigation commenced by the SEC or any other regulatory or self-regulatory organization, or any proceeding or threatened proceeding that concerns the Trust;

                  (iv) This Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties;

                  (v) As of the close of business on the effective date of this Agreement, each Fund has authorized an unlimited number of shares; and

                  (vi) By virtue of its Declaration of Trust, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury.

            The Trust also represents and warrants that (i) the Trust has adopted the written AML Program that has been submitted to Integrated pursuant to Paragraph 2, and has appointed an officer of the Trust as the Trust's AML Compliance Officer, (ii) the AML Program and the designation of the AML Compliance Officer have been approved by the Board, (iii) the delegation of certain services thereunder to Integrated, as provided in Paragraph 9, has been approved by the Board, and (iv) the Trust will submit any material amendments to the AML Program to Integrated for Integrated' review and consent that it is reasonably able to implement the amendment prior to adoption in accordance with Paragraph 2.

            Integrated represents and warrants that: (a) the various procedures and systems which Integrated has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and Integrated's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and (b) this Agreement has been duly authorized by Integrated and, when executed and delivered by Integrated, will constitute a legal, valid and binding obligation of Integrated, enforceable against Integrated in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      23. SEVERABILITY.

            In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      24. QUESTIONS OF INTERPRETATION.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      25. CONFIDENTIALITY

            A. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

            B. For the purpose of this Section, Confidential Information shall mean Technical Elements (as defined below), any information identified by either party as "Confidential" and/or "Proprietary" or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party. Integrated retains the right to use its knowledge, experience, and know-how with other persons, firms or corporations (including other investment companies), including processes, ideas, concepts and techniques developed solely by Integrated in the course of performing the services.

            C. In connection with performing its services under this Agreement, Integrated may use certain data, modules, components, designs, utilities, subsets, objects, program listings, tools, models, methodologies, programs, systems, analysis frameworks, leading practices, data bases, screen formats, report formats, interactive design technologies, documentation manuals and specifications ("Technical Elements"). Certain Technical Elements were owned or developed by Integrated prior to, or independently from, its engagement hereunder and are the sole and exclusive property of Integrated and Integrated retains all rights thereto; and certain other Technical Elements consist of third party works and products which Integrated has acquired the right to use. The Trust shall have no rights in the Technical Elements. The Trust agrees to treat all Technical Elements as Confidential Information.

            D. Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust to Integrated, or collected or retained by Integrated in the course of performing its duties as transfer agent shall be considered confidential information and shall remain the sole property of the Trust. Integrated shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of Integrated except in connection with the performance of Integrated's duties and responsibilities under this Agreement, at the direction of the Trust or as required or permitted by law (including Applicable AML Laws). Integrated represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Trust. The Trust represents to Integrated that it has adopted a Statement of its privacy policies and practices as required by Regulation S-P and agrees to provide Integrated with a copy of that statement annually.

            The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the SEC or other applicable laws regarding the confidentiality of shareholder information.

      26. NOTICES.

            All notices required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, e-mailed with return receipt requested, or mailed (airmail if international) by registered or certified mail (postage prepaid), addressed to:

To the Trust:                       __________________________
                                    __________________________
                                    __________________________
                                    Attention:  ______________

To Integrated:                      Integrated Fund Services, Inc.
                                    221 East Fourth Street, Suite 300
                                    Cincinnati, Ohio  45202
                                    Attention:  Roy E. Rogers

or to such other address as any party may designate by notice complying with the terms of this Paragraph. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      27. AMENDMENT.

            This Agreement may not be amended or modified except by a written agreement executed by all parties.

      28. BINDING EFFECT.

            Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.

      29. COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      30. FORCE MAJEURE.

            Notwithstanding any other provision of this Agreement, Integrated assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including and without limitation, acts of God, interruption of power or other utility, transportation, mail, or communication services, acts of civil or military authority, sabotages, war, terrorism, insurrection, riots, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, actions, decrees or orders of governmental bodies, rule or regulation, or shortages of suitable parts, materials, labor or transportation.

      31. MISCELLANEOUS.

            The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      IN WITNESS WHEREOF, the Trust and Integrated have each caused this Agreement to be executed as of the day and year first above written.

MMA PRAXIS MUTUAL FUNDS                     INTEGRATED FUND SERVICES, INC.

By:  _________________________              By:  _____________________________
Its:  President                             Its:  President

                                                                      Schedule A
                                                              September 23, 2005

                             ADMINISTRATION SERVICES

      In consideration of the compensation detailed in this Agreement, Integrated shall perform the following administration services as applicable:

      1. Prepare and file post-effective amendments to the registration statements, Form N-CSR, Form N-Q and other documents on behalf of the Funds with the Securities and Exchange Commission and other federal and state regulatory authorities as required by law.

      2. Coordinate the scheduling of Board of Trustees' meetings, prepare the appropriate reports to the trustees and record and maintain the minutes.

      3.    Qualify each Fund for sale in various states ("blue sky" filings).

      4. Prepare financial statements and supporting statements, footnotes, per share information and schedule of investments for the inclusion in the semiannual and annual reports.

      5. Prepare and maintain the necessary journals and schedules to report the required information on Form N-SAR.

      6. Maintain all books and records of each Fund as required by federal and state laws.

      7. Coordinate the preparation, filing and distribution of proxy materials and periodic reports as required by law.

      8.    Coordinate and monitor third-party services.

      9. Provide officers for the Trust, if desired, including its principal financial officer.

                                                                      Schedule B
                                                              September 23, 2005

                               ACCOUNTING SERVICES

      In consideration of the compensation detailed in this Agreement, Integrated shall perform the following accounting services as applicable:

      1. Calculate net asset value and per share net asset value in accordance with the 1940 Act and the Trust's prospectus.

      2. Record all security transactions including appropriate gains and losses from the sale of portfolio securities.

      3. Record interest income and dividend income.

      4. Record each Fund's capital share activities based upon purchase and redemption transactions received by the transfer agent.

      5. Calculate a daily cash figure for investment purposes.

      6. Monitor and seek authorization for payment of expenses of each Fund.

      7. Periodically report to the Trust or its authorized agents share purchases and redemptions and trial balances of each Fund.

      8. Prepare the necessary supporting computations on a book and tax basis to ensure each Fund complies with the requirements of Section 851 of the Internal Revenue Code.

      9. Facilitate and perform tax planning and administration and assist independent accountants with the preparation of tax forms.

      10. Monitor all tax compliance calculations to ensure that each Fund qualifies as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code.

      11. Assist independent accountants with the annual audit by preparing necessary annual audit work papers.

      12. Generate fund performance calculations (including after-tax returns) and disseminate reports.

      13. Maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act.

                                                                      Schedule C
                                                              September 23, 2005

                    TRANSFER AGENCY AND SHAREHOLDER SERVICES

      In consideration of the compensation detailed in this Agreement, Integrated shall perform the following transfer agency and shareholder services as applicable:

Shareholder Accounts

      1. Establish new shareholder accounts

      2. Record changes to shareholder registration information

      3. Process shareholder purchase and redemption orders

      4. Process shareholder transfer and exchange requests

      5. Issue periodic statements for shareholders

      6. Provide shareholders with Integrated's standard shareholder statement and confirmation package

      7. Issue transaction confirmations

      8. Process dividend payments, including the purchase of new shares through dividend reimbursement

      9. Prepare shareholder tax information, i.e., Form 1099, 1042, and 5498

      10. Maintain shareholder account documentation

      11. Answer telephone inquiries and accept financial transactions from shareholders and their properly designated representative

      12. Provide servicing support for broker-dealers

      13. Withhold taxes on U.S. Resident and non-resident alien accounts

      14. Reply to shareholder calls and correspondence

      15. Cancel share certificates

      16. Provide lost-shareholder services in accordance with Rule 17Ad-17 of the Securities Exchange Act of 1934

      17. Direct processing of checks, wires, and ACH

      18. Support shareholder checkwriting processing

      19. Basic voice response inquiry service

Sales Load Processing

      1. Support front-end, level-load, and CDSC share classes

      2. Calculate fees due under Rule 12b-1 plans for distribution and marketing expense

      3. Track and pay sales commissions on direct shareholder purchases

*NSCC Services

      1. FundServ

      2. Networking

      3. CommissionServ

      4. ACATS

      5. ToRA

      6. Mutual Fund Profile

      7. DCC&S

      *NSCC Services may be subject to set-up charges and ongoing fees in accordance with this Agreement.

SHAREHOLDER RECORDS.

Integrated shall maintain records for each shareholder account showing the following:

      1. Names, addresses and tax identifying numbers;

      2. Name of the dealer of record, if any;

      3. Number of shares held of each Fund;

      4. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

      5. Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

      6. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

      7. Any correspondence relating to the current maintenance of a shareholder's account;

      8. Certificate numbers and denominations for any shareholder holding certificates;

      9. Any stop or restraining order placed against a shareholder's account;

      10. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

      11. Any information required in order for Integrated to perform the calculations contemplated under this Agreement.

Returned Checks

      In the event that Integrated is notified by the Trust's Cash Management Bank that any check or other order for the payment of money is returned unpaid for any reason, Integrated will:

      1. In the absence of other instructions from the Trust, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Cash Management Bank to forward such returned check to the person who originally submitted the check; and

      2. Upon notification of the Trust, collect any fees from the person who originally submitted the check including losses to the Trust resulting from the returned check.

Uncashed Checks

      For shareholders who select to receive distributions or redemptions in cash and the U.S. Postal Service cannot deliver their checks or if their checks remain uncashed for 6 months, Integrated will reinvest the amount uncashed check into their account at the then current net asset value and their account will be converted to the reinvest option. No interest will accrue on an amount represented by uncashed distribution checks. Integrated will make commercially reasonable attempts to contact the shareholder prior to taking the action described above.

Lost or Stolen Certificates

      Integrated shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. New certificates shall not be issued. Replacement shares will be issued in book form only upon:

            (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by Integrated; and

            (ii) Completion of a release and indemnification agreement signed by the shareholder to protect Integrated and its affiliates.

                                                                      Schedule D
                                                              September 23, 2005

                          SPECIAL SERVICES AND REPORTS

Customized Reports

Reports are created based on the Trust's design specification and are scheduled to be created on a set schedule such as daily, weekly, every 2 weeks, monthly, quarterly or annually. Programming for requests is $100 an hour, billable in 15 minute increments.

Reporting Costs

Reporting consists of a $350 per month fee, which includes:

      o     Maintenance of standard package reports

      o     Maintenance of customized reports (up to 25)

      o     One ID for Crystal Enterprise

Additional IDs for Crystal Enterprise are $50 per month.

On Demand Reports

Reports requested with the Trust's specifications one time and not on a set schedule. Programming for requests is $100 an hour, billable in 15 minute increments.

Early Cash Reporting

Early Cash Reporting provides the Trust's investment advisors preliminary cash estimates for shareholder activity daily by 7:30 a.m. ET for fluctuating net asset value funds. The reporting allows for investment advisors to forecast future cash inflows and outflows from shareholder activity prior to the FINAL cash figures being available from Integrated at 9:30 a.m. ET. The preliminary cash estimates are subject to change. The information is available via a Secured Internet Site.

Fee Schedule:
One-time set-up fee $200
Monthly fee $250

                                                                      Schedule E
                                                              September 23, 2005

                             MMA PRAXIS MUTUAL FUNDS

                  COMPENSATION FOR ADMINISTRATION, ACCOUNTING,
                    TRANSFER AGENCY AND SHAREHOLDER SERVICES

      Each series of the Trust will pay Integrated, on the first business day following the end of each month, a fee based on its average daily net assets during such month as follows:

              Percentage Rate               Average Daily Net Assets
              ---------------               ------------------------


      These fees include up to 40,000 accounts (open and closed). Accounts in excess of 40,000 will be charged an annual fee of $12 per account.

      The Trust will reimburse Integrated for out-of-pocket expenses incurred in the performance of its services under this Agreement.

                                                                      Schedule F
                                                              September 23, 2005

                           EXAMPLES OF TRUST EXPENSES

      Trust expenses may include, but are not limited to costs and expenses of:

      1. Meetings of the Board of Trustees and shareholders of the Trust, including costs and expenses of Fund officers and employees of Integrated in attending such meetings;

      2. All regulatory filings, postage, envelopes, checks, drafts, continuous forms, bank charges, reports, communications, proxies (including production, legal fee and administrative costs), statements and other materials;

      3. File interface expenses (e.g., FundSmith, SunGard, DST Vision, Expeditor and other distribution partners);

      4. Label file creation;

      5. Blue Sky filing fees;

      6. Telephone, telegraph and remote transmission lines;

      7. EDGARizing, typesetting and printing of all documents;

      8. Confirmations, statements, fulfillment and any other shareholder correspondence;

      9. Use of outside pricing services;

      10. Use of outside solicitation, tabulation and mailing firms;

      11. Necessary outside record storage, record destruction, document shredding, media for storage of records (e.g., microfilm, microfiche, computer tapes);

      12. Pro rata expenses for preparation of Integrated's Fund Accounting and Transfer Agent SAS 70 reports;

      13. Charges imposed by third-party service or software providers for items such as, but not limited to, regulatory updates;

      14. Costs and fees, including employee time and system expenses, associated with exception processing and resolution of errors not caused by Integrated; and

      15. Any and all assessments, taxes or levies assessed on Integrated for services provided under this Agreement.

      Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Integrated three business days prior to the mailing date of such materials.

                                   Addendum 1

                 Anti-Money Laundering Program Service Addendum
                         Integrated Fund Services, Inc.

This Addendum is entered into as of September 23, 2005 by and between Integrated Fund Services, Inc. ("Integrated") and the MMA Praxis Mutual Funds (the "Trust").

      WHEREAS, Integrated and the Trust entered into an Administration, Accounting Services, Transfer Agency and Shareholder Servicing Agreement dated as of September 23, 2005 (the "Service Agreement"); and

      WHEREAS, Integrated and the Trust wish to enter into an Addendum to the Service Agreement;

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the Trust and Integrated agree as follows:

I. To the services described in the Service Agreement shall be added the Anti-Money Laundering Program Service ("AML Service") in accordance with the Service Description document (Attachment A to this Addendum). To the fees described in the Service Agreement shall be added fees described in Attachment B to this Addendum, which shall apply only to the AML Service. All other full or partial sections left unchanged in the Services Agreement shall remain the same throughout the term of this Addendum.

II. All terms utilized in this Addendum which are defined in the Service Agreement shall have the meaning set forth in the Service Agreement, unless the context otherwise requires.

III. Except as specifically amended in this Addendum, the Service Agreement shall continue in full force and effect and be binding upon the parties notwithstanding the execution and delivery of this Addendum.

IV. To facilitate execution, this Addendum may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same Agreement.

V. This Addendum shall be binding upon the parties and, to the extent permitted by the Service Agreement, their respective successors and assigns.

VI. This Addendum shall be governed by and construed in accordance with the laws of the State or Commonwealth specified in the Service Agreement or in the state of Ohio if none is specified elsewhere.

VII. The AML Service shall begin on the date of this Addendum and shall automatically renew on the anniversary of the Service Agreement for each successive term, unless canceled by either party as provided below. Either party may terminate this service in full by giving ninety (90) days prior written notice to the other party at any time regardless of when the Service Agreement or this Addendum expires. All fees and minimum charges shall apply only until the termination date of the current renewal term.

VIII. The Trust acknowledges and agrees that deviations from Integrated's written transfer agent operational and compliance procedures may involve a substantial risk of loss. In the event an authorized representative of the Trust requests that an exception be made from any written compliance or transfer agency procedures adopted by Integrated, or any requirements of the Trust's AML Program, Integrated may in its sole discretion determine whether to permit such exception. In the event Integrated determines to permit such exception, the same shall become effective when set forth in a written instrument executed by an authorized representative of the Trust (other than an employee of Integrated) and delivered to Integrated (an "Exception"); provided that an Exception concerning the requirements of the Trust's AML Program shall be authorized by the Trust's AML Compliance Officer. An Exception shall be deemed to remain effective until the relevant instrument expires according to its terms (or if no expiration date is stated, until Integrated receives written notice from the Trust that such instrument has been terminated and the Exception is no longer in effect). Notwithstanding any provision in this Addendum or the Service Agreement that expressly or by implication provides to the contrary, neither Integrated nor any director, officer, employee, or control person of Integrated, or affiliates of Integrated (the "Indemnified Parties") shall be subject to any liability for, or any and all losses, damages, claims, suits, actions, demands, or expenses, including reasonable legal fees, of any and every nature, incurred by the Trust resulting from the Exception. Furthermore, the Trust shall indemnify and hold harmless the Indemnified Parties from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities, including reasonable legal fees, of any and every nature resulting to Integrated there from.

IX. The Trust also represents and warrants that (i) the Trust has adopted the written AML Program including any related Policies and Procedures that has been submitted to Integrated, and has appointed an officer of the Trust as the Trust's AML Compliance Officer, (ii) the AML Program and the designation of the AML Compliance Officer have been approved by the Trust's Board of Trustees (the "Board"), (iii) the delegation of certain services thereunder to Integrated, as provided below, has been approved by the Board, and (d) the Trust will submit any material amendments to the AML Program to Integrated for Integrated's review and consent prior to adoption.

X. The Trust acknowledges that it is responsible for updating its shareholder documents including but not limited to prospectuses, statements of additional information, new account applications and website disclosures for the purpose of providing shareholders with appropriate notices and disclosures that are to be provided to shareholders under the Act.

XI.   The Trust acknowledges its responsibility to file with FinCEN under
      Section 314(b) of the Act if it wishes to engage in information sharing with other financial institutions.

XII. The Trust is responsible for conducting an independent audit of its AML Program on a periodic basis as required by law.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the day and year first above written.

MMA PRAXIS MUTUAL FUNDS                     INTEGRATED FUND SERVICES, INC.

By:  _________________________              By:  ______________________________
Its: President                              Its: President

                                  Attachment A

                      Anti-Money Laundering Program Service
                          Service Description Document

Integrated as Transfer Agent for the Trust agrees to perform the procedures as described below as required by the USA PATRIOT Act of 2001 (the "Act") and applicable sections of the Bank Secrecy Act and the Internal Revenue Service Code.

1) Integrated will perform the AML procedures described below in accordance with the Trust's written AML Program. Integrated will:

      a) Maintain anti-money laundering program reasonably designed to detect activities indicative of money laundering and achieve compliance with such regulatory requirements applicable to money laundering;

      b) Provide the Trust's AML Compliance Officer with a copy of Integrated's AML Program;

      c) Monitor the mutual fund accounts of Trust's shareholders for suspicious activity;

      d) Apply "Red Flag" monitoring of fund direct account activity to detect potential suspicious activity;

      e) Investigate potential suspicious activity using commercially reasonable means and provide the Trust's AML Compliance Officer with investigation results for review and action;

      f) Implement training programs to educate Integrated's officers and employees regarding its anti-money laundering policies and procedures;

      g) Designate a compliance officer with sufficient authority to oversee Integrated's anti-money laundering policies and procedures and to interact with the Trust's AML Compliance Officer; and

      h) Conduct an independent audit of Integrated's anti-money laundering policies and procedures on an periodic basis as required by law;

      i) Provide the Trust's AML Compliance Officer with a report of the independent audit findings;

      j) Provide the Trust's AML Compliance Officer with periodic reports regarding the administration of Integrated's AML Program;

      k) Search the Trust's shareholder files that are maintained by Integrated as requested by the Federal Crimes Enforcement Center (FinCEN);

      l) Provide appropriate Federal agencies with information and records relating to Integrated's anti-money laundering program including results of inspections related to its anti-money laundering program;

      m)    File IRS Form 8300 reports as required;

      n) Check shareholder names against lists of known or suspected terrorists or terrorist organizations such as those persons and organizations listed on Treasury's Office of Foreign Assets Control
            (OFAC) or other lists as designated by the government using commercially available or proprietary databases; and

      o)    Retain records on behalf of the Trust as required by the Act.

2) Integrated will perform the following procedures pursuant to the requirements of the Customer Identification Program in accordance with
      Section 326 of the USA PATRIOT ACT and consistent with the Trust's AML Program policies and procedures and Section IX above. Specifically:

      a) The Trust authorizes Integrated to accept only those new accounts for which the elements required by law are presented;

      b) In the event the required elements (above) are not provided, Integrated shall make reasonable efforts to obtain the missing information within one business day of receipt of the new account application. Integrated will not open any account without the required elements;

      c) The Trust authorizes Integrated to refuse to open any account whose owner's identity it is unable to verify to its satisfaction without consultation with the Trust and in accordance with the Trust's AML Program policies and procedures and Section IX of this Addendum;

      d) The Trust authorizes Integrated to employ commercially available or proprietary databases to verify the identity of shareholders as described by Integrated's AML Program and as required by law;

      e) In the event that a discrepancy arises related to the verification of a shareholder's identity, Integrated will make commercially reasonable efforts to resolve the discrepancy to verify the identity of the shareholder to its satisfaction and without consultation with the Trust and in accordance with the Trust's AML program policies and procedures and Section IX of this Addendum;

      f) The Trust authorizes Integrated to open accounts for non-US persons only if:

            i) The account is opened through a broker-dealer with whom the Fund or its principal underwriter has an established dealer agreement; and

            ii)   The broker-dealer is a U.S.-registered firm;

            iii) The broker-dealer through which the account is established has provided the necessary certifications to the Fund or its principal underwriter regarding its anti-money laundering program; or

            iv) The Trust specifically directs Integrated in writing to accept the account and certifies to Integrated that it has verified the identity of the shareholder.

      g) The Trust delegates to and authorizes Integrated to request and obtain AML program certifications as may be required from qualified financial institutions for the purposes of selling shares of the Trust through the qualified financial institution and, in the absence of such certification, Integrated shall not accept orders from an uncertified financial institution except as specifically directed by the Trust in writing and in accordance with Section IX of this agreement.

                                  Attachment B

                              Anti-Money Laundering
                                Program Services
                                  Fee Schedule

The following fee schedule shall be effective upon execution of this Addendum. The Trust will be assessed fees for all qualified new accounts as identified in the Trust's AML Program policies and procedures.

AML Program Set-up Fee                         $250 one-time

AML Program Administration Fee                 $250 per month

Verification of Customer Identity              $2.50 per new account opened*

Government List Searches                       included

*File transmission fees may apply

                                   Addendum 2

                         Transfer Agent Service Options
                         Integrated Fund Services, Inc.

Integrated as Transfer Agent for the MMA Praxis Mutual Funds (the "Trust") provides a variety of services at the option of the Trust. This schedule lists optional services available to the Trust and the corresponding fees. The Trust may initiate these services by notifying its Client Service Manager.

--------------------------------------------------------------------------------
Service Description                    Fee
--------------------------------------------------------------------------------
Mutual Fund Profile                    NSCC Out-of-pocket.

--------------------------------------------------------------------------------
FanMail*                               $500 set-up, $500 per month.

--------------------------------------------------------------------------------
Expediter                              $1,000 set-up and $0.45/cpu second.

--------------------------------------------------------------------------------
Mid-Day Check processing               $0.45/cpu second.

--------------------------------------------------------------------------------
Cost Basis Tracking                    $1,000 set-up plus $0.02 per account per
                                       month, $500/month minimum.
--------------------------------------------------------------------------------
Custom interface files                 $150/hour programming plus $0.45/cpu
                                       second.
--------------------------------------------------------------------------------
List Bill processing                   $0.45/cpu second.

--------------------------------------------------------------------------------
Advisor Central**                      $2,500 per month, $1,000 per month for
                                       each additional portal.
--------------------------------------------------------------------------------
DST Vision*                            $2,500 per month, $1,000 per month for
                                       each additional portal.
--------------------------------------------------------------------------------
FundSpeed***                           $2,500 per month, $1,000 per month for
                                       each additional portal.
--------------------------------------------------------------------------------
Mutual Fund Profile II                 $225/CUSIP one-time set-up $25/CUSIP
                                       annual maintenance fee
--------------------------------------------------------------------------------

* Does not include service fees or charges from DST

** Does not include service fees or charges from Advisor Central

***Does not include service fees or charges from NSCC for FundSpeed

                                   Addendum 3

                          i-online Portfolio Accounting
                         Integrated Fund Services, Inc.

                          SERVICE DESCRIPTION DOCUMENT

I.    INTRODUCTION

      This document is a Service Description regarding the use of i-online Portfolio Accounting ("i-online"). This document describes the services and responsibilities, as agreed between MMA Praxis Mutual Funds (the "Trust") and Integrated.

      A.    Service Description

            i-online portfolio accounting is a browser-based system, which allows electronic distribution of portfolio information and reports to clients. Reports are available via browser access and can be viewed or downloaded. Investment advisors have real time access to portfolio and fund information. The user has access to standard reports and financial statements.

      B.    Software Requirements

            i-online supports Internet Explorer version 5.5 and above, and Netscape Navigator version 6.0 and above.

      C.    Benefits/Features/Capabilities

            o     Real time access to data

            o     Browser Access

            o     Client can download or view data throughout the day

            o     Drill down detail on highlighted information

            o All standard reports included in addition to financial statement information

            o     Integrated technical support

            o     Customized reports can be created and put on user menu

II.   SERVICE DEFINITION

      A.    Service Functions and Deliverables

            The functions and deliverables described below comprise Integrated's current support of the i-online service.

      B.    Service Initiation and Acceptance

            Upon receipt of authorization by the Trust for i-online service, Integrated and the Trust will determine detailed business requirements and agree to a service implementation schedule that includes the service initiation, installation and acceptance testing.

      C.    Professional Services and Support

            Integrated shall provide to the Trust, during Integrated's normal business hours, telephone support regarding the Trust's proper and authorized use of the latest release of the i-online service that is generally available to Integrated's i-online customer base ("Latest Release"). For any non-support-related assistance or consulting, the Trust may contract with Integrated for additional Professional Services in accordance with this Agreement.

                          i-online Portfolio Accounting
                          ASSOCIATED FEES AND EXPENSES

I.    PROFESSIONAL SERVICES

      At the request of the Trust, Integrated will provide to the Trust consulting services, custom modification programming, and general support services relating to i-online Service at the Professional Services hourly rate of $150 per hour.

II.   ADDITIONAL SERVICES AND CHARGES

      Integrated reserves the right to charge for services outside of the range of normal support services. These services will not be performed until the Trust has provided written authorization to proceed. Such services considered outside the range of normal support services are: (a) updating the Trust's existing website with i-online hyperlinks, and (b) other cases where it is demonstrated that the problem is not the responsibility of Integrated.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of September 23, 2005.

MMA PRAXIS MUTUAL FUNDS                     INTEGRATED FUND SERVICES, INC.

By:  __________________________             By:  __________________________
Its: President                              Its:  President

                                   Addendum 4

                         i-online Shareholder Accounting
                         Integrated Fund Services, Inc.

                          SERVICE DESCRIPTION DOCUMENT

I.    INTRODUCTION

      This document is a Service Description regarding the use of i-online Shareholder Accounting ("i-online"). This document describes the services and responsibilities, as agreed between MMA Praxis Mutual Funds (the "Trust") and Integrated.

      A.    Service Description

            The i-online service provides clients, shareholders, investment representatives and other authorized users Internet access to Shareholder Account Information stored on Integrated's Shareholder Information Database.

      B.    i-online Customization

            1. At the Client's option, Integrated will use i-online's Branding Engine to customize the Client's i-online site according to standard customization options:

                  a.    "Look & Feel" Options

                        i.    Client Logo

                        ii.   Main Background Colors

                        iii.  Tab Colors

                        iv.   Text Colors

                        v.    Table Colors

                  b. Email Text Options - i-online allows the Client to specify the text used for the following systematic emails:

                        i.    'Forgot Password'

                        ii.   'Registration Confirmation'

                        iii.  'New Statement Notification'

                  c. Links & URL's - i-online pages will provide hyperlinks to external web-pages specified by the Client, including:

                        i.    Fund Home Page

                        ii.   Fund Literature

                        iii.  Technical Support

                        iv.   Customer Support

                        v.    Others as required

                  d. Legal Documents & Disclaimers - Integrated has standard Legal Disclaimers approved by our Legal Department, however, the Client can choose to use their own language if desired.

      C.    User Roles

            i-online supports various `User Roles' which govern the level of access given to a particular user.

            1. Shareholder: Shareholders and other Interested Parties. Access granted to only the accounts they are authorized to view. Presented to the user with the Client's Custom Branding scheme.

            2. Client: High level access to all accounts within the Client's Management Company. Presented to the user with Integrated Branding scheme.

            3. CSR (Customer Service Representative): Access level designed for reps to move through the system will no restrictions, and to emulate a shareholder session in order to provide support. Presented to the user with the Client's Custom Branding scheme.

            4. Dealer/Investment Professional: Form Dealer, Branch, Representative, and other professional intermediaries. Provides access to shareholder accounts under their particular jurisdiction. User ID must be confirmed and approved by an Integrated Administrator.

      D.    Software Requirements

            i-online supports Internet Explorer version 5.5 and above, and Netscape Navigator version 6.0 and above.

      E.    Benefits/Features/Capabilities

            1. Offers a comprehensive menu of functions, easy access, and an intuitive graphical interface.

            2. Enables users to have access to shareholder information, such as account profiles, balances, taxes paid, transaction history, account options, dividend & capital gain information

            3. Presentation of Electronic Statements, with the ability to `opt out' of paper statement delivery and receive electronic notification of newly available statements

II.   SERVICE DEFINITION

      A.    Service Functions and Deliverables

            The functions and deliverables described below comprise Integrated's current support of the i-online service.

      B.    Service Initiation and Acceptance

            Upon receipt of authorization by the Trust for i-online service, Integrated and the Trust will determine detailed business requirements and agree to a service implementation schedule.

      C.    Professional Services and Support

            Integrated shall provide to the Trust, during Integrated's normal business hours, telephone support regarding the Trust's proper and authorized use of the latest release of the i-online service that is generally available to Integrated's i-online customer base ("Latest Release"). For any non-support-related assistance or consulting, the Trust may contract with Integrated for additional Professional Services in accordance with this Agreement.

                         i-online Shareholder Accounting
                          ASSOCIATED FEES AND EXPENSES

I.    SERVICE INITATION FEE

      The Trust agrees to pay fees as described below for Integrated's i-online services that will include the following: Basic Product Training up to 8 hours.

      Integrated will provide additional support hours as required at the Professional Services Rate of $150 per hour. Any necessary additional support hours must be authorized by the Trust in writing prior to Integrated performing any work. The Trust shall pay any and all reasonable travel, lodging, and out-of-pocket expenses incurred by Integrated in connection with i-online support and training.

II.   SERVICE FEES

The following fee tables apply to Integrated's i-online shareholder suite:

         Pricing

i-online Service    Description            Electronic      Brand          Initial      Annual Charge -
                                           Statements                     Set-up       billed Quarterly
-------------------------------------------------------------------------------------------------------------
Client Access       Single User, Limited   No              Integrated     $400         $4,000
                    Access
-------------------------------------------------------------------------------------------------------------


                                           Electronic                     Initial      Annual Charge -
i-online Service    Description            Statements      Brand          Set-up       billed Quarterly
-------------------------------------------------------------------------------------------------------------
Investment          Inquiry Access for     Yes             Integrated     $800         $8,000
                    Investment             ------------------------------------------------------------------
Professional        Professionals to       Yes             Client         **           $12,000
Access              their customer's
                    accounts.
-------------------------------------------------------------------------------------------------------------
(Includes "Client Access")


                                           Electronic                     Initial
i-online Service    Description            Statements      Brand          Set-up       Cost per Account/year
-------------------------------------------------------------------------------------------------------------
Shareholder                                Yes             Client         **
Inquiry                                    ------------------------------------------------------------------
                    Inquiry Access for     # Total accounts on Record Keeping system
                    Shareholders to        ------------------------------------------------------------------
                    their accounts         Up to 40,000 ($25,000 minimum)              $1.00
                                           ------------------------------------------------------------------
                                           Next 40,000 to 80,000                       $0.75
                                           ------------------------------------------------------------------
                                           Next 80,000 to 160,000                      $0.50
-------------------------------------------------------------------------------------------------------------
(Includes "Investment Professional
Access" and "Client Access")


                                           Electronic                     Initial
i-online Service    Description            Statements      Brand          Set-up       Cost per Account/year
-------------------------------------------------------------------------------------------------------------
Shareholder                                Yes             Client         **
Inquiry & Trade                            ------------------------------------------------------------------
Processing                                 # Total accounts on Record Keeping system
                    Inquiry Access &       ------------------------------------------------------------------
                    Trade Submission       Up to 40,000 ($30,000 minimum)              $1.25
                                           ------------------------------------------------------------------
                                           Next 40,000 to 80,000                       $1.00
                                           ------------------------------------------------------------------
                                           Next 80,000 to 160,000                      $0.75
-------------------------------------------------------------------------------------------------------------

** - Integrated will provide pricing for customized site branding upon Client Request

III.  PROFESSIONAL SERVICES

      At the Trust's request, Integrated will provide to the Trust consulting services, custom modification programming, and general support services relating to i-online Service at the Professional Services hourly rate provided in this Agreement.

IV.   ADDITIONAL SERVICES AND CHARGES

      Integrated reserves the right to charge for services outside of the range of normal support services. These services will not be performed until the Trust has provided written authorization to proceed. Such services considered outside the range of normal support services are: (a) updating the Trust's existing website with i-online hyperlinks, and (b) other cases where it is demonstrated that the problem is not the responsibility of Integrated.

V.    INVOICING

      Service fees shall be invoiced effective on the implementation date. Further, payment thereof shall be governed by this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of September 23, 2005.

MMA PRAXIS MUTUAL FUNDS                     INTEGRATED FUND SERVICES, INC.

By:  __________________________             By:  __________________________
Its: President                              Its: President